EXHIBIT 10.10

                         Service Distribution Agreement


                                [GRAPHIC OMITTED]

                            PC Distribution Platform


                                     Between

                                 NS8 Corporation

                                       and

                           ReelTime Infotainment Ltd.







                         SERVICE DISTRIBUTION AGREEMENT
                         iWave PC Distribution Platform
                         ------------------------------

THIS AGREEMENT (the "Agreement"), dated as of JUNE 1, 2006, is entered into by and between NS8 Corporation, a Delaware corporation with its offices at 1420 Fifth Avenue, 22nd Floor, Seattle, Washington 98101 ("NS8"), and ReelTime Infotainment Ltd., an Australian corporation, with an office at Level 1, 232 Clarendon Street, South Melbourne, Victoria 3205 ("Licensee" or "ReelTime"). Each party hereto is also individually referred to as "Party" and together referred to as the "Parties".

RECITALS

A. NS8 is in the business of providing digital products and services, through its division, iWave Interactive Services ("iWave"), to companies in the business of providing digital content services to end-consumers by various means.

B. Licensee is in the business of providing digital content services to end-consumers by means of the service(s) (the "Licensee Services").

C.   Licensee  wishes  to  acquire  certain   products  and  services  from  NS8
     (hereinafter referred to as the "iWave PC Distribution Platform" or the "iWave Services") for Licensee's internet PC VOD services.

D. Pursuant to the terms of a second agreement to be made between NS8 and Licensee concurrently with this Agreement (the "iWave IPTV VOD License Agreement"), Licensee wishes to acquire certain products and services from NS8 (the "iWave IPTV VOD Distribution Platform") for Licensee's internet IPTV VOD services.

E. The Parties wish to enter into this agreement whereby NS8 will make the iWave Services available to Licensee for use in Licensee's business within Australia for the Internet PC VOD services.

F. This Agreement sets out the terms under which such NS8 iWave Services will be made available to Licensee.

In consideration of the premises and the respective covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:


1.   TECHNICAL AND OTHER SERVICES

         1.1 NS8 shall be required to make its products and services (collectively, the "iWave Service(s)") available to Licensee hereunder for the License Term described in Schedule A which shall commence on the Service Commencement Date as defined in Schedule A to this Agreement and shall terminate on the third anniversary thereof unless terminated earlier as provided in this Agreement.

Additional terms and conditions governing the Term during which NS8 will be required to make its iWave Services available to Licensee hereunder and governing the license herein granted to Licensee regarding its use of the NS8 iWave Services (the "License(s)") are set out in Schedules A, B, C and D to this Agreement (collectively, the "Schedules"). The Schedules are hereby incorporated into this Agreement by this reference and form an integral part hereof.

The Schedules to this Agreement are:

Schedule A - Standard General and Financial Terms

Schedule B - Delivery and Roadmap Specifications

Schedule C - Roadmap Interactive PC

Schedule D - Roadmap Modifications

Schedule E - ReelTime Functional Requirements

Schedule F - Integration Documents:  ReelTime - iWave Integration Process



         1.2 IWAVE PC DISTRIBUTION PLATFORM. NS8 will provide Licensee with the products, services and training with respect to the iWave PC Distribution Platform, as described in this Agreement and the Schedules.

         1.3 TECHNICAL  EXCHANGE.   Licensee  shall provide to NS8 within thirty
(30) days of the date of this Agreement a full description of the Licensee Services including network architecture, subscriber verification and authentication procedures, billing and reporting procedures, and all third party systems required for the integration of the iWave Service platform into the Licensee Services.

         1.4 The iWave Service Licenses acquired by Licensee from NS8 pursuant to this Agreement are non-expiring unless this Agreement is terminated in accordance with the provisions hereof. Notwithstanding the foregoing, if an existing License with respect to a particular PC MAC ADDRESS or Operating System is changed then Licensee will be required to pay an additional License Fee with respect to each such License as set forth in Schedule A.

         1.5 TERRITORY. The "Territory" includes the right for Licensee to use NS8's iWave Services as part of ReelTime's Licensee Services as contemplated in this Agreement. The Territory includes the territory described in Schedule A.

         1.6 LANGUAGE SUPPORT. English character language support on the CPG (Consumer Programming Guide). Any additional language support will be considered customization work not included in this Agreement.

         1.7 CUSTOM DEVELOPMENT & SPECIAL FEATURES REQUEST. Special development features requested by Licensee that are additional to the standard features of the NS8 iWave Service(s) can be developed and deployed for an additional charge for specification architecture and prototype creation. NS8's custom development service utilizes NS8's design, engineering, research and development and proto-type teams to assist Licensee in its special feature needs. Additional provisions governing custom development and special features request and the price of the additional charges relating thereto will be governed by the provisions of Schedules A and D.

         1.8 SEPARATE AGREEMENT REQUIRED. This Agreement does not cover any technical or other services that may be provided by NS8 to Licensee other than those specifically contemplated in this Agreement and the Schedules. In the event that Licensee requests NS8 to provide any additional services, then unless NS8 gives notice that the services are not in its opinion work under section 1.7 the additional work shall be carried out under the provisions set out in section
1.7. In the event that NS8 gives notice that any provision of such additional services is outside the scope of section 1.7 then such services would be subject to a separate agreement to be negotiated between the Parties.

         1.9 INTEGRATION OF OUTSIDE SERVICES. NS8 and Licensee must mutually agree to any integration of outside (third party) services with the NS8 iWave Service(s) that might be proposed by Licensee. For example, if Licensee wants to add any services that are to be linked to iWave, then NS8 must first agree to that addition. Any development or other work that would be required to implement the integration of any such outside services will be covered by and subject to the provisions of section 1.7 of this Agreement and the Schedules.

         1.10 UNAUTHORIZED MODIFICATIONS TO NS8 SOFTWARE. Licensee is prohibited from making any modifications to NS8's software or any other product or service of NS8 without first obtaining the express consent in writing of NS8 thereto which consent shall not be unreasonably withheld and executing a formal amendment to this Agreement reflecting NS8's agreement to the modification and setting forth the terms and conditions relating thereto. All modifications to NS8's software or any other product or service of NS8 must be performed by qualified NS8 personnel. Any such work or services will be subject to the provisions of section 1.7 or 1.8 as may be determined by NS8 to be applicable. NS8 shall respond promptly to any request for modifications and execute such modifications in accordance with the timeline established in the new agreement. If Licensee makes any modifications to NS8's software or any other product or service of NS8 without first obtaining the express consent in writing of NS8 and executing a formal amendment to this Agreement as aforesaid, then NS8 will have the right to suspend Licensee's access to NS8's management service and system or any other components thereof including, without limitation, consumer interface and consumer desk-top access unless such breach is fully remedied by Licensee with five (5) business days of receiving notice thereof from NS8. While Licensee is in breach of these provisions, NS8's Technical Support and Maintenance as hereinafter defined in this Agreement will be fully suspended and void. In addition, NS8 will accept no responsibility for any modifications to NS8's software or any other product or service of NS8 if such modifications have not been performed by qualified NS8 personnel. Notwithstanding the above, Licensee shall have the right to configure user configurable areas without notification, namely - UMS reports for internal and third party reports (including reports to Studios and ISP partners) and custom reporting from primary mySQL database. Any reskinning of the User Interface desired by Licensee must be performed utilizing an API provided to Licensee by NS8 which NS8 agrees to provide without additional charge. Licensee must provide NS8 with detailed specifications regarding its proposed skinning function.

         1.11 NS8 TECHNICAL SUPPORT. NS8 will provide Licensee with the technical support ("Technical Support") regarding NS8's iWave Services upon the terms described in Schedule A. In this Agreement the following terms mean:


         (a) "MAINTENANCE" means all bug fixes and remedying of performance directly related to the functioning and operation related to NS8's iWave Services software. Maintenance does not include, and NS8 will not provide Licensee with server maintenance or internal hardware maintenance on any hardware not provided by NS8.

         (b) "UPDATE" means where a module or functionality already exists, within the specific "Roadmap" (as defined below) and described in the Schedules enhanced functionality, usage of rectification of errors or bugs which are, or are required to be corrected by NS8. Any obligation to Update will survive the termination of the Agreement.

         (c) "UPGRADE" means new function and feature enhancements, that are outside the functional modules already provided by NS8 and the existing specifications of the Roadmaps as defined in Schedules. See definition of "Product Exclusions" in subsection 1.11 (d) below.

         (d) "PRODUCT EXCLUSIONS" means the products and services of NS8 that are outside of and excluded from NS8's standard Roadmap that it typically provides to licensees of its iWave Services. With respect to newly developed functions and features that NS8 develops that might enhance Licensee's Roadmap, NS8 will grant to Licensee a license on favorable licensing and pricing terms when the products and/or services are available.


         (e) "ROADMAP(S)" means the specifications of the functions and features of the iWave Services being licensed to Licensee by NS8 as described in Schedules B, C, D and E or any Roadmaps regarding the iWave PC VOD services that the Parties may agree to from time to time.




2.       FINANCIAL ARRANGEMENTS

         2.1 PAYMENT OF FEES AND REVENUE SHARE. Licensee shall pay NS8's fees and revenue share (exclusive of value added tax) to NS8 on the basis, at the time and at the rate as is mutually agreed by the Parties and specified in Schedule A hereto and executed by both Parties.

         2.2 NS8 BANK DETAILS. Unless and until Licensee is otherwise notified by NS8, all payments hereunder shall be paid by wire transfer in United States Dollars (converted at the Exchange Rate in effect on the payment due date according to the rate announced by the Reserve Bank of Australia) to NS8 at the bank account specified in Schedule A hereto.

         2.3 LATE PAYMENTS. Any payment not made within fifteen (15) business days from the date that it is due under this Agreement shall accrue interest from the date such amount is due until payment is received in full at the rate of 7.5 % per annum of the defaulting amount.

         2.4 BILLING INTEGRATION. Licensee shall be responsible to perform all billing integration in respect of the commercial transactions contemplated by this Agreement and for such purposes Licensee will perform all required billing integration employing API's provided by NS8.




3.       ADVERTISING, MARKETING AND REPORTING

         3.1 ACCESS TO REPORTING. Licensee is permitted to provide Licensee's content and wholesale providers with the necessary reporting information by XML, PDF, html, Excel, or other similar means of copying or summarizing of Licensee's usage reports produced by the iWave reporting engine but the third parties are prohibited from receiving direct access to the RealTime reporting engine.

         3.2 ADVERTISING PLACEMENT. All revenue from advertising fees derived from Licensee's Service shall be shared by NS8 and Licensee. The Licensee shall pay NS8's revenue share (exclusive of value added tax) to NS8 on a monthly basis at the rate that has been mutually agreed by the Parties and specified in Schedule A hereto and executed by both Parties.

         3.3 IWAVE LOGO. ReelTime shall at all times where not precluded by any licensing agreement with any content provider include and display the iWave logo as part of the ReelTime/Licensee Services. The particular details and means of displaying the iWave logo on the ReelTime/Licensee Services will be mutually agreed to by both Parties as long as the iWave logo is present at all times.



4.       NS8'S REPRESENTATIONS AND WARRANTIES
         In reliance upon the representations made to NS8 by the Licensee, and without limiting any other representation or warranty made by Licensee herein, NS8 hereby represents and warrants to Licensee that:

         4.1 It has the full right, power and authority to enter into this Agreement;

         4.2 All of its iWave Services shall comply with the specifications set forth herein and the major studio requirements for Digital Rights Management utilizing Windows Media DRM 10;

         4.3 All of the iWave Services provided to Licensee as set forth herein are either owned by NS8 or are licensed to NS8 with rights to sublicense such rights to Licensee as contemplated herein; and

         4.4 The iWave Services provided to Licensee shall comply with the restrictions and specifications of any other content licensing agreement that might be imposed by a studio or content owner where such content licensing agreement has been arranged by NS8 pursuant to section 14.1



5.       LICENSEE'S REPRESENTATIONS AND WARRANTIES

         Without limiting any other representation or warranty made by Licensee herein, Licensee hereby represents, warrants and covenants to NS8 that:

         5.1 It has the full right, power and authority to enter into this Agreement;

         5.2 All of Licensee Services shall comply with the restrictions and specifications set forth herein; and

         5.3 All of Licensee Services and content are fully licensed with rights of distribution specific to that of the distribution methods contemplated herein and shall comply with the restrictions and specifications set forth herein or any other content licensing agreement that might be imposed by a studio or content owner.




6.       INDEMNIFICATION
         6.1 GENERAL LICENSEE INDEMNIFICATION. Licensee shall indemnify, defend and hold harmless NS8 and its subsidiaries, affiliates, parent, officers, directors, employees, agents, partners, and consultants (the "Representatives") from and against any and all claims, damages, liabilities, costs and expenses, including reasonable outside counsel fees, arising from or in connection with the breach of any representation, warranty or provision of this Agreement by Licensee. NS8 shall promptly notify Licensee of any such claim or litigation. The failure to provide such prompt notice shall not diminish Licensee's indemnification obligations except only to the extent Licensee is actually prejudiced by such failure. In addition, Licensee shall indemnify NS8 and its Representatives for any claims resulting from Licensee exhibiting any film or other program or content, or due to Licensee's unauthorized editing or modification of any film or program or content or Licensee's authorization of a third party to do any of the foregoing if in violation of the express terms of this Agreement.

         6.2 CONSUMER INDEMNIFICATION. Licensee shall indemnify, defend and hold harmless NS8 and its Representatives from and against any and all claims, damages, liabilities, costs and expenses, including reasonable outside counsel fees, arising from or in connection with any contaminated software viruses or any other malicious software programs, or content of a poor quality provided to Licensee by any third party and distributed or otherwise delivered by Licensee to any third party.

         6.3 CONTENT INDEMNIFICATION. Licensee shall indemnify, defend and hold harmless NS8 and its Representatives from and against any and all claims, damages, liabilities, costs and expenses, including reasonable outside counsel fees, arising from or in connection with any content provided to Licensee by any third party and distributed or otherwise delivered by Licensee to any third party with respect to the performance embodied in the content, or its quality, genre, type, authenticity, whether relating to a technical attribute of the content or the nature of the content itself.

         6.4 GENERAL NS8 INDEMNIFICATION. NS8 shall indemnify, defend and hold harmless Licensee and its subsidiaries, affiliates, parent, officers, directors, employees, agents, partners, and consultants (the "Representatives") from and against any and all claims, damages, liabilities, costs and expenses, including reasonable outside counsel fees, arising from or in connection with the breach of any representation, warranty or provision of this Agreement by NS8. NS8 shall promptly notify Licensee of any such claim or litigation. The failure to provide such prompt notice shall not diminish NS8's indemnification obligations except only to the extent NS8 is actually prejudiced by such failure.

         6.5 CONSUMER INDEMNIFICATION. NS8 shall indemnify, defend and hold harmless Licensee and its Representatives from and against any and all claims, damages, liabilities, costs and expenses, including reasonable outside counsel fees, arising from or in connection with any virus contaminated software provided by NS8 to the Licensee.



7.       MISCELLANEOUS

         7.1 TERMINATION BY NS8. NS8 may terminate this Agreement if (a) Licensee breaches any of its payment or security obligations and fails to cure same within five (5) business days after receiving notice of any such breach from NS8, (b) Licensee breaches any representation, warranty or covenant (other than payment or security obligations) and fails to cure same within five (5) business days after receiving notice of any such breach from NS8, (c) Licensee files a petition in bankruptcy, is placed under external administration, or becomes insolvent as determined by an order of a governing court of law, or (d) or if any change in control of Licensee occurs without Licensee first obtaining the written consent of NS8 to any such change in control. Upon termination, NS8 shall be relieved of its future obligations and Licensee shall remain obligated to fulfill all accrued obligations or liabilities, including the payment of all fees, revenue share and expenses owing to NS8. In addition, NS8 may declare all fees, revenue share and expenses due (or to become due but for such termination, including all fees that would otherwise become due up to the end of the then current license year of the Term) immediately due and payable. In addition, NS8 shall have the right to suspend Licensee's access to the iWave Services and system until any such breach is remedied to the satisfaction of NS8.

         7.2 TERMINATION BY LICENSEE.   Licensee may terminate this Agreement if
(a) NS8 breaches any representation, warranty or covenant on the part of NS8 and fails to cure same within five (5) business days after receiving notice of any such breach from the Licensee, or (b) NS8 files a petition in bankruptcy, is placed under external administration, or becomes insolvent as determined by an order of a governing court of law. Upon termination, the Licensee shall be relieved of its future obligations under this Agreement. Nothing in this section shall affect the obligation of the Licensee to satisfy or perform any accrued obligations or liabilities. Upon receiving notice of termination, Licensee shall remain obligated to fulfill all accrued obligations, or liabilities including the payment of all fees, revenue share and expenses owing to NS8.

         7.3 CONFIDENTIAL INFORMATION. Each Party agrees to maintain in confidence the terms of this Agreement and all information derived from the other Party, except (a) as necessary to comply with applicable law or court order and, without limiting the generality of the foregoing, as necessary to comply with the rules or regulations of the ASX in Australia or the Securities and Exchange Commission in the United States of America, (b) as part of its normal reporting procedures to its parent company, auditors or attorneys, and
(c) in order to enforce any of its rights hereunder.

         7.4 ASSIGNMENT. Licensee may not assign this Agreement without the prior written consent of NS8; such consent may be unreasonably withheld. Provided, however, Licensee may assign this Agreement with the prior written consent of NS8; such consent not to be unreasonably withheld in the case of an assignment to an affiliated or associated company owned or controlled by the Licensee capable of performing Licensee's obligations under this Agreement.. NS8 may freely assign this Agreement to any company, person or other entity capable of performing NS8's obligations under this Agreement.




8.       NOTICES
         8.1 Except as otherwise expressly provided herein, all notices, statements and other documents desired or required to be given hereunder shall be in writing and shall be given by personal delivery, reputable overnight or courier delivery service or facsimile. All notices, statements and other documents shall be sent to:



If to NS8:                 NS8 Corporation
                           #200 - 1311 Howe Street,
                           Vancouver, British Columbia V6Z 2P3
                           Attention:  Corporate-Legal Department
                           Fax No.:  +604-677-7011

If to Licensee:            N.J. Karantzis
                           ReelTime Infotainment Ltd.
                           Level 1, 232 Clarendon Street
                           South Melbourne, Victoria
                           Australia 3205

                           Attention:   Managing Director
                           Fax No.: +66-3-9946-6699


(or at such other address as may be designated in writing by either party). Notice given by facsimile shall be deemed given on the business day of receipt, as evidenced by the confirmation sheet thereof; notice given by personal delivery shall be deemed given upon delivery and notice given by overnight delivery or courier service shall be deemed given the third business day following the business day of delivery to the overnight delivery service.




9.       GOVERNING LAW
         9.1 This Agreement shall be interpreted and construed in accordance with the laws of Washington State with the same force and effect as if fully executed and to be fully performed therein without giving effect to its conflicts of laws, principles or rules and shall be exclusively submitted to the Federal and State courts of Washington State, USA. The parties waive their right to trial by jury.



10.      FORCE MAJEURE
         10.1 Neither party shall in any manner whatsoever be liable or otherwise responsible for any delay or default in, or failure of performance resulting from or arising out of or in connection with any "Event of Force Majeure", and no such delay, default in, or failure of performance shall constitute a breach by either party hereunder. For purposes of this Agreement, an "Event of Force Majeure" in respect of a party shall mean any reasonably unforeseeable act, cause, contingency or circumstance beyond the reasonable control of such party, including, without limitation, any governmental action, nationalization, expropriation, confiscation, seizure, allocation, embargo, prohibition of import or export of goods or products, regulation, order or restriction (whether foreign, federal or state), war (whether or not declared), civil commotion, disobedience or unrest, insurrection, public strike, riot or revolution, fire, flood, drought, other natural calamity, damage or destruction to plant and/or equipment, or any other accident, condition, cause, contingency or circumstance (including without limitation, acts of God or terrorism within or without the United States), but shall not include an inability to pay for whatever reason.




11.      CONFIDENTIALITY
         11.1 COMMUNICATIONS. All communications between the Parties or their affiliates or any of them in respect of this Agreement or the transactions contemplated by this Agreement and all proprietary information and other proprietary material (whether such party's or another party's proprietary or confidential information or material) supplied to or received by any of them from the others which is either marked "confidential" or is by its nature intended to be exclusively for the knowledge of the recipient alone shall be kept confidential by the recipient unless such information (a) is available to a member of the public through no act or omission on the part of the recipient,
(b) was available to the recipient on a non-confidential basis from a source other than a party hereto, provided that to the recipient's knowledge after due inquiry, such source is not bound by any obligation of confidentiality with respect to such information or the disclosure thereof, (c) has been independently acquired or developed by the recipient without violating any of its confidentiality obligations hereunder, or (d) has been specifically approved in writing by the disclosing party for use or dissemination by the recipient. If a party or its affiliate is compelled to disclose confidential information obtained hereunder by judicial or administrative procedures or in the opinion of its counsel, by other requirements of law, or if such confidential information is required to be disclosed for the enforcement of the recipient's rights as a party under this Agreement, then in each such circumstance, this confidentiality obligation shall cease only to the extent required under the respective circumstances. For the purposes of clarification, each Party to this Agreement agrees that the Agreement and all of the terms and conditions hereof may be disclosed by a Party without the consent of the other Party as required by applicable rules and regulations of the Securities and Exchange Commission of the United States of America (the "SEC").

         11.2 NOTWITHSTANDING TERMINATION. The obligations of any party contained in this Article 11 shall endure for the term of this Agreement and shall continue for two (2) years thereafter. The Parties acknowledge the competitive value and confidential nature of the confidential information to be disclosed and that damage could result to the disclosing party if confidential information is disclosed to any third party or used by any party other than the disclosing party. Further, the Parties acknowledge that if the receiving party shall violate the provisions of this Article 11, the disclosing party may suffer immediate and irrevocable harm for which damages may be an inappropriate and/or inadequate remedy and the Parties further agree that in the event of a breach or a threatened breach of any provision of this Article 11, the disclosing party shall be entitled and each of the Parties hereby consents to the issuance, in the Federal or State courts of Washington State, USA, or at the election of the disclosing party elsewhere, of a temporary restraining order, preliminary and permanent injunction, without bond, restraining and enjoining the said breach or violation by the receiving party and any other person or entity which may be acting in concert with the receiving party to whom the confidential information may have been disclosed.

         11.3 NO ANNOUNCEMENT. The Parties shall not make any announcements or press releases in respect of this Agreement or the transactions contemplated herein without the prior written consent of both Parties, except as may be required by law or the applicable rules and regulations of the ASX or the SEC.
Any disclosures regarding this Agreement as may be required by law or the applicable rules and regulations of the ASX or the SEC can be made by the Party subject to any such requirement without the consent of or any consultation with the other Party.




12.      WARRANTIES  AND  LIMITATIONS  OF LIABILITY
         12.1 NO LIABILITY FOR CONSEQUENTIAL LOSS. Neither Party shall be liable to the other for special, consequential or incidental loss or for loss of profits.

         12.2 NO LIABILITY FOR DAMAGES. Except as otherwise provided for in this Agreement, in no event will a Party have any liability to the other Party for any damages whatsoever arising out of or in connection with this Agreement.

         12.3 PRODUCT WARRANTY. For a period of 12 months from the expiry of the Yearly Maintenance Fee as described in Schedule A, NS8 will repair, if possible, or replace (if repairing the product is not possible) any of its products that it has supplied to Licensee pursuant to the terms of this Agreement that are defective or which have caused damage to other Licensee products. Provided, however, NS8 will not repair, replace or be liable in any way whatsoever for any products that are damaged and that have not been provided by NS8.




13.      SOURCE CODE ESCROW
         13.1 ESTABLISHMENT OF ESCROW ACCOUNT. Within forty-five (45) days after the Service Commencement Date, NS8 and Licensee shall enter into an agreement with a mutually agreed to escrow company pursuant to which Licensee shall be enrolled as a beneficiary under such escrow agreement (the "Escrow Agreement"). Licensee shall be responsible for all fees associated with the establishment and maintenance of the Escrow Agreement. NS8 agrees it shall deposit into escrow the source code of the NS8 iWave Services as contemplated by and in accordance with this Agreement. For so long as Licensee pays the Annual Maintenance Fees pursuant to Schedule A, NS8 shall update the source code deposited for any Update or Upgrade, as appropriate, on a quarterly basis.

       13.2 RELEASE CONDITIONS. The Parties agree that the Escrow Agreement shall provide for release of the escrowed materials to Licensee upon and in the event that NS8 files for bankruptcy or has a bankruptcy petition filed against it that is not dismissed within sixty (60) days of filing, or makes an assignment for the benefit of creditors or has a trustee or receiver appointed for its assets (the "Release Condition(s)").

       13.3 LICENSE. NS8 hereby grants Licensee a non-exclusive, non-transferable license to use all escrowed materials as is necessary solely to continue to support its use of the NS8 iWave Services as contemplated by and in accordance with this Agreement. Licensee agrees that it shall have no right to exercise the foregoing license until the occurrence of a Release Condition described above.




14.      NS8 CONTENT LICENSING
         14.1 In the event that NS8 offers to license content to Licensee and Licensee accepts NS8's offer to license then the terms and conditions of any such licensing arrangement will be the subject of a separate content distribution licensing agreement between NS8 and Licensee (the "Content Licensing Agreement" based on specific price points that are mutually agreed to by the Parties. Notwithstanding the foregoing, the Content Licensing Agreement will be an entirely separate agreement from this Agreement and will not be cross-collateralized with this Agreement.




15.      ENTIRE UNDERSTANDING
         15.1 This Agreement includes the entire understanding of the Parties with respect to the subject matter hereof, and all prior agreements (written or oral) with respect to such subject matter have been merged herein. No representations or warranties have been made other than those expressly provided for herein. This Agreement may not be modified, except by a written instrument signed by the Parties, and this provision may not be waived except by written instrument signed by the Parties.




              THE NEXT PAGE OF THIS AGREEMENT IS THE EXECUTION PAGE

          THE REMAINDER OF THIS PAGE HAS INTENTIONALLY BEEN LEFT BLANK]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.



Signed on behalf of NS8 Corporation by:


(..................................................)
Name:
Title:


Signed on behalf of Reeltime Infotainment Ltd. by:

(.................................................)
Name:  N. J. Karantzis
Title:  Managing Director


(.................................................)
Name:
Title:

                   SCHEDULE A - SERVICE DISTRIBUTION AGREEMENT
                         iWAVE PC DISTRIBUTION PLATFORM

                      STANDARD GENERAL AND FINANCIAL TERMS

Financial Terms Form to be completed as necessary.

                   SCHEDULE B - SERVICE DISTRIBUTION AGREEMENT
                         iWAVE PC DISTRIBUTION PLATFORM

              DELIVERY AND ROADMAP SPECIFICATIONS - (Section 1.12)


Specifications to be inserted

                   SCHEDULE C - SERVICE DISTRIBUTION AGREEMENT
                         iWAVE PC DISTRIBUTION PLATFORM

                     ROADMAP INTERACTIVE PC - (Section 1.12)


To be inserted

                   SCHEDULE D - SERVICE DISTRIBUTION AGREEMENT
                         iWAVE PC DISTRIBUTION PLATFORM

                     ROADMAP MODIFICATIONS - (Section 1.12)


To be determined

                   SCHEDULE E - SERVICE DISTRIBUTION AGREEMENT
                         iWAVE PC DISTRIBUTION PLATFORM


                    REELTIME FUNCTIONAL REQUIREMENTS - (SECTION 1.1)



Requirements to be determined

                   SCHEDULE F - SERVICE DISTRIBUTION AGREEMENT

                         iWAVE PC DISTRIBUTION PLATFORM


                      INTEGRATION DOCUMENTS- (Section 1.1)


Documents to be inserted